EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                   Jurisdiction of                 % of Voting
                                                                  Incorporation or              Securities held at
                   Name of Corporation                              Organization                December 31, 2005
-----------------------------------------------------------   --------------------------     -------------------------

Consolidated subsidiaries:
   Ti-Pro, LLC                                                   Nevada                                   90%
   TIMET Colorado Corporation                                    Colorado                                100%
   TIMET Millbury Corporation                                    Oregon                                  100%
     TIMET Castings Corporation                                  Delaware                                100%
   TIMET Finance Management Company                              Delaware                                100%
   TIMET UK Limited                                              United Kingdom                          100%
     TIMET UK (EXPORT) Limited                                   United Kingdom                          100%
     TIMET Europe Limited                                        United Kingdom                          100%
        TIMET Savoie, SA                                         France                                   70%
        TIMET Germany, GmbH                                      Germany                                 100%
     Titanium MC Limited                                         United Kingdom                          100%
   Titanium Hearth Technologies, Inc.                            Delaware                                100%
   TMCA International, Inc.                                      Delaware                                100%
     Loterios SpA                                                Italy                                   100%
   TIMET Real Estate Corporation                                 Colorado                                100%
   TIMET ASIA, INC.                                              Delaware                                100%

Unconsolidated subsidiary:
   TIMET Capital Trust I                                         Delaware                                100%

Unconsolidated affiliates:
   MZI, LLC                                                      Oregon                                   33%
   VALTIMET SAS                                                  France                                   44%
   XI'AN BAOTIMET VALINOX
     TUBES CO. LTD.                                              China                                    11%
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